UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

GUIDED THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22179	58-2029543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Peachtree Corners East, Suite B Peachtree Corners, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on January 22, 2017 by Guided Therapeutics, Inc., a Delaware corporation (the “Company”), the Company entered into a license agreement with Shandong Yaohua Medical Instrument Corporation, a PRC corporation (“SMI”), dated January 22, 2017, as amended on March 28, 2017 (the “Agreement”). Pursuant to the Agreement, the Company granted SMI an exclusive global license to manufacture the Company’s LuViva® Advanced Cervical Cancer device (“LuViva”) and related disposables (subject to a carve-out for manufacture in Turkey) as well as exclusive sales and distribution rights for China, Taiwan, Hong Kong and Macau. On August 12, 2021, the Company entered into a second amendment to the Agreement (the “Amendment”).

As previously disclosed, as partial consideration for, and as a condition to the license, SMI agreed to pay the Company a $1.0 million licensing fee ($885,144.34 after PRC taxes), as well as a royalty on each disposable sold. The Company agreed to issue $1.0 million in shares of its common stock to SMI, of which 12,147 shares (representing $885,144.34) have already been issued. SMI will also continue to cover the costs associated with securing approval of LuViva with the Chinese Food and Drug Administration, recently renamed the National Medical Products Administration (“NMPA”)

Pursuant to the Amendment, SMI will honor the outstanding purchase orders (“Purchase Orders”) from the Agreement. The Company will receive four installment payments from SMI in the total amount of $510,635 by the end of 2022 if the NMPA approval is granted. SMI made the first installment payment of $133,635 on August 20, 2021. The Amendment also calls for minimum orders from SMI of $72 million over the first four years after NMPA approval is granted. In addition, the Company will be entitled to receive royalties in the amount of $1.90 for each disposable sold, as adjusted for inflation, to be paid by SMI on a monthly basis. SMI will be responsible for paying any taxes and tariffs associated with the royalty fees.

The Amendment contains a number of representations and warranties by each of the Company and SMI. The representations and warranties made by the Company and SMI are customary for similar transactions and are subject to specified exceptions and qualifications.

Termination of the Amendment will occur upon a material breach (as defined in the Amendment) by either party or an insolvency event for either the Company or SMI. If SMI fails to achieve certain commercialization milestones of LuViva in China by October 30, 2022, SMI shall no longer have any rights to manufacture, distribute or sell LuViva.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On August 19, 2021, the Company issued a press release announcing its continued partnership with SMI. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1†*	Amendment to the Agreement by and between Guided Therapeutics Inc. and Shandong Yaohua Medical Instrument Corporation, dated August 12, 2021

99.1	Press Release, dated August 19, 2021

† The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

* Certain sensitive financial, commercial and strategic information relating to the Company has been redacted in the marked portions of the exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright, Ph.D
By: Gene S. Cartwright, Ph.D.
President and Chief Executive Officer
Date: September 7, 2021

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